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                                                                  Exhibit 23.02

KPMG Peat Marwick LLP

111 North Orange Avenue, Suite 1600
P.O. Box 3031
Orlando, FL 32802

Dynamic Healthcare Technologies, Inc.
Maitland, Florida

Ladies and Gentlemen:

Re:     Registration Statement on Form S-3

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated July 30, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

Very truly yours,



/s/ KPMG Peat Marwick LLP




Orlando, Florida
September 3, 1996


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                                                              Exhibit 23.02

KPMG Peat Marwick LLP

111 North Orange Avenue, Suite 1600
P.O. Box 3031
Orlando, FL 32802

Board of Directors
Dynamic Healthcare Technologies, Inc.

We consent to the use of our audit report dated March 6, 1996 on the financial statements of Dynamic Healthcare Technologies, Inc. as of December 31, 1994 and 1995 and for each of the years then ended included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                        /s/ KPMG Peat Marwick LLP




Orlando, Florida
September 3, 1996